UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 7, 2019

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2019, SolarEdge Technologies, Inc. (“SolarEdge”) entered into a definitive agreement to acquire a majority holding in SMRE S.p.A. (“SMRE”) from MTI Holding s.r.l., Mr. Gabriele Amati and Mr. Giampaolo Giammarioli. Headquartered in Italy, SMRE provides innovative integrated powertrain technology and electronics for electric vehicles. SMRE’s stock is publicly traded on the Italian AIM.

The acquisition entails a purchase of approximately 51% of the outstanding shares of SMRE pursuant to a share purchase agreement, for an aggregate purchase price of approximately $77 million, with 50% of such amount to be payable in cash and the remaining 50% of the purchase price to be payable in approximately 1.1 million shares of SolarEdge common stock, approximately 75% of such shares will be subject to restrictions on sale by the holder for a period of 12 to 48 months after the closing date.

The transaction is expected to close in the coming weeks and will be followed by a mandatory tender offer in which SolarEdge will offer to purchase, subject to regulatory reviews and approvals, the remaining outstanding ordinary shares of SMRE that are currently listed on the Italian AIM stock exchange, in an all cash transaction, with the goal of SMRE becoming a wholly-owned subsidiary of SolarEdge.

The common stock of SolarEdge issuable in the initial acquisition will be issued without registration pursuant to the exemption provided by Section 4(a)(2) and Regulation S under the Securities Act of 1933, as amended.  SolarEdge has agreed to provide registration rights to the holders of shares of SolarEdge common stock issued in connection with the initial acquisition.

The Share Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02

The information set forth in Item 1.01 is incorporated by reference herein.

Item 7.01.                     Regulation FD Disclosure.

The Company issued a press release with respect to the acquisition, which is furnished as Exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                       Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated January 7, 2019
Exhibit 2.1	Share Purchase Agreement, dated January 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: January 7, 2019	By: /s/ Ronen Faier
Name: Ronen Faier Title: Chief Financial Officer